SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): _____February 14, 2005____

                  American Wagering, Inc.
(Exact name of registrant as specified in its charter)

          Nevada                        000-20685                  88-0344658
(State or other jurisdiction                                                                (Commission              (I.R.S. Employer
of incorporation)          File Number)             Identification No.)

   675 Grier Drive, Las VegasNevada                                                                                                                                             89119
(Address of principal executive offices)                                                                                                                                        (Zip Code)

Registrant’s telephone number, including area code:   (702) 735-0101

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Section 1 - Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership.

Pursuant to the timelines established by the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”), the balloting deadline to accept or reject the Restated Amended Joint Plan of Reorganization (the “Plan”) of American Wagering, Inc. (“AWI”) and its wholly owned subsidiary Leroy’s Horse & Sports Place, Inc. (“Leroy’s” and, jointly with AWI, the “Debtors”) was February 14, 2005. The results of the balloting are as follows:

Class 6 (Racusin Claim): Voted to accept the Plan.

Class 7 (LVGI Unsecured Claim): Voted to accept the Plan.

Class 13 (Old AWI Common Stock): Voted to accept the Plan.

The remaining classes (1, 2, 3, 4, 5, 8, 9, 10, 11, and 12) are unimpaired and, therefore, were not eligible to vote for or against the Plan:

Pursuant to the Bankruptcy Court’s January 5, 2005 order, the following is the timeline in regards to the Plan:

1.	February 21, 2005: Deadline to file and serve objections to confirmation of the Plan.

2.	February 28, 2005: Confirmation hearing date.

Subject to the Bankruptcy Court’s confirmation of the Plan on February 28, 2005, the Debtors expect to emerge from bankruptcy (the “Effective Date”) on or about March 11, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2005.

                                                                                                             AMERICAN WAGERING, INC.

                                     By:       /s/ Timothy F. Lockinger
                                     Name: Timothy F. Lockinger
                                     Title: Chief Financial Officer
                                     Principal Accounting Officer

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